Exhibit 10.26
Rio Vista Energy Partners L.P.
NEITHER THIS OPTION NOR THE UNITS ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS OPTION NOR THE COMMON UNITS ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER APPLICABLE LAW.
Nonqualified Unit Option Agreement
Under the 2005 Equity Incentive Plan
1. GRANT OF OPTION
This Nonqualified Unit Option Agreement (this “Agreement”) and the Rio Vista Energy Partners L.P. 2005 Equity Incentive Plan, as such plan may be amended from time to time (the “Plan”), set forth the terms of an option (this “Option”) to purchase common units (the “Common Units”) of Rio Vista Energy Partners L.P., a Delaware limited partnership (“Rio Vista” or the “Partnership”). The Plan is administered by a committee (the “Committee”) of the Board of Managers of Rio Vista GP LLC, a Delaware limited liability company and the general partner of Rio Vista (the “General Partner”). As used herein, the term “Manager” means a member of the Board of Managers of the General Partner (the “Board of Managers”). The terms “employee” and “consultant” include officers, employees and consultants of Rio Vista and/or the General Partner.
2. NONQUALIFIED UNIT OPTION
This Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and will be interpreted accordingly.
3. OPTION PRICE
The exercise price of this Option (the “option price”) is 100% of the market value of the Common Units on the date of grant, as specified on the signature page below. “Market value” means the average of the highest and lowest sales prices of the Common Units as reported by NASDAQ on such date (or, if no sales were reported on such date, the average on the last preceding day on which a sale was made).
4. TERM OF OPTION AND EXERCISE OF OPTION
This Option shall vest and become exercisable at the rate of                     % of the units underlying this Option each month following of the date of grant and shall be fully vested and exercisable ___months from the date of grant, subject to termination or acceleration as provided in this Agreement or the Plan. To the extent this Option has vested and has not been previously exercised, and subject to termination or acceleration as provided in this Agreement and the requirements of this Agreement and the Plan, Participant may exercise this Option to purchase up to the number of Common Units set forth on the signature page below. Notwithstanding any contrary provision of this Agreement, no part of this Option may be exercised after ten (10) years from the date of grant.

The procedure for exercising this Option (or any part thereof) is governed by this Agreement and the Plan. Except as otherwise provided in the preceding paragraph, this Option may be exercised, and Common Units will be issued and delivered pursuant to such exercise, only on the dates determined by Rio Vista, not more often than once each calendar quarter (each such date, a “Quarterly Exercise Date”), unless otherwise determined by the Committee. The Quarterly Exercise Dates shall be determined annually by the Committee in consultation with the Chief Financial Officer of the General Partner, subject to change as a result of applicable accounting and securities law requirements. The Chief Financial Officer shall notify Participant of such Quarterly Exercise Dates upon request.
Subject to the foregoing, this Option shall be exercised by delivering to the Chief Financial Officer at his or her principal office a written notice in the form attached as Exhibit A stating the number of units as to which this Option is exercised and the Quarterly Exercise Date upon which such exercise is desired to be effective. The written notice must be accompanied by payment of the full option price for such units. Exercises of unit options for each Quarterly Exercise Date will be processed as soon as practicable. The option price may be paid: (a) in cash; (b) by arrangement acceptable to Rio Vista where payment of the option price is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the Common Units issuable under this Option to Rio Vista; (c) by cancellation of a portion of this Option (a “Net Exercise”), with the value of the canceled portion deemed to be equal to the number of Common Units subject to such canceled portion multiplied by an amount equal to the positive difference between the market value per unit on the applicable Quarterly Exercise Date and the exercise price per unit, as set forth in Section 4A below; (d) by delivery of any other lawful consideration approved in advance by the Committee or its delegate; or (e) in any combination of the foregoing. Fractional units may not be exercised. The Common Units will be issued as soon as practicable after the relevant Quarterly Exercise Date. Participant will have the rights of a unitholder only after the Common Units have been issued to Participant. For administrative or other reasons, Rio Vista may from time to time suspend the ability of Managers, employees and consultants to exercise options for limited periods of time.
If any vested portion of this Option remains unexercised at the time of the termination or expiration of this Option and Participant wishes to exercise such vested portion, Participant must so notify the Chief Financial Officer in writing before such termination or expiration date. The Committee, in its sole discretion, may either permit such exercise before the next Quarterly Exercise Date following such termination or expiration (provided that no Common Units will be issued before the next Quarterly Exercise Date) or extend the term of this Option until such Quarterly Exercise Date. No such extension shall have the effect of increasing the number of units vested under this Option.

Notwithstanding the above, Rio Vista shall not be obligated to deliver any Common Units during any period when Rio Vista determines that the exercise of this Option or the delivery of units hereunder would violate any federal, state or other applicable laws.
4A. NET EXERCISE OF OPTION
The following formulas shall govern a Net Exercise of this Option by Participant:
X = Z × (A - B) ÷ A
Y = Z - X
where
X = the number of units to be issued to Participant pursuant to a Net Exercise
Y = the number of units to be canceled in payment of the aggregate exercise price
Z = the total number of units subject to this Option
A = the market value per unit of the Common Units on the date of exercise
B = the exercise price per unit of this Option, which must be less than A
5. TERMINATION OF EMPLOYMENT OR SERVICE
Except as expressly provided otherwise in this Agreement, if Participant’s employment or service is terminated by Rio Vista and/or the General Partner or its affiliates for Cause (as defined below) or by Participant without Good Reason (as defined below), any unvested portion of this Option shall immediately be cancelled, and Participant may exercise any portion of this Option that had vested on or prior to Participant’s last day of employment or service, effective as of any Quarterly Exercise Date within one hundred eighty (180) days after the date of such termination, to the extent not previously exercised. The foregoing provisions of this paragraph shall not apply if, without interruption, Participant begins or continues to serve as a Manager, employee or consultant, even if Participant’s service or employment in another such capacity terminates.
If Participant’s employment or service is terminated by Rio Vista and/or the General Partner or its affiliates without Cause or by Participant for Good Reason, any unvested portion of this Option shall immediately become fully vested and exercisable, and Participant may exercise this Option effective as of any Quarterly Exercise Date within one (1) year after the date of such termination, to the extent not previously exercised.

For purposes of this Option, termination for “Cause” shall mean an event where Participant: (i) materially fails to perform Participant’s duties and responsibilities as determined by the Board of Managers, provided that Rio Vista and/or the General Partner provides Participant with notice and reasonable opportunity to cure such failure; (ii) commits a material breach of Participant’s obligations under any written employment or consulting agreement with Rio Vista and/or the General Partner; (iii) commits any act of gross misconduct or conducts himself or herself in a way which is harmful to Rio Vista and/or the General Partner or its affiliates (whether or not in connection with Participant’s employment or service); (iv) commits one or more acts of dishonesty which are intended to result in substantial gain or personal enrichment of Participant at the expense of any Rio Vista and/or the General Partner or its affiliates; (v) is convicted of a felony (whether or not in connection with Participant’s employment or service); and/or (vi) commits a violation of any law or regulation in force which may affect or relate to the business of any Rio Vista and/or the General Partner or its affiliates.
For purposes of this Option, “Good Reason” shall mean: (a) a reduction in Participant’s base salary, absent Participant’s prior written consent; (b) the failure of Rio Vista and/or the General Partner to pay any compensation, or otherwise provide any material benefits, due to Participant in accordance with the terms of any written employment agreement with Rio Vista and/or the General Partner, or as otherwise provided to other employees of Rio Vista and/or the General Partner, absent Participant’s prior written consent; (c) a material reduction in Participant’s title and responsibilities or the assignment to Participant of duties substantially inconsistent with Participant’s position, duties, and status with Rio Vista and/or the General Partner as of the date of this Option, absent Participant’s prior written consent; (d) the breach of any of Rio Vista’s and/or the General Partner’s material obligations under any written employment agreement with Participant or under applicable law; and/or (e) the change by Rio Vista and/or the General Partner of Participant’s place of employment more than fifty (50) miles from Participant’s office location as of the date of this Option, absent Participant’s prior written approval.
6. DEATH
Except as expressly provided otherwise in this Agreement, if Participant dies during Participant’s term as a Manager, employee or consultant, any unvested portion of this Option shall immediately become fully vested and exercisable, and the executor of Participant’s will, administrator of Participant’s estate or any successor trustee of a grantor trust may exercise this Option, whether or not vested on the date of death, effective as of any Quarterly Exercise Date on or before the later of the Expiration Date and one (1) year from the date of the Participant’s death, to the extent not previously exercised.
Except as expressly provided otherwise in this Agreement, if Participant dies after Participant’s last day of employment or service (including service as a Manager) but on or before the Expiration Date, the executor of Participant’s will, administrator of Participant’s estate or any successor trustee of a grantor trust may exercise this Option, effective as of any Quarterly Exercise Date on or before the later of the Expiration Date and one (1) year from the date of Participant’s death, to the extent not previously exercised, as follows: (i) in the case of the Participant’s termination of employment or service by Rio Vista and/or the General Partner for Cause or by Participant without Good Reason, to the extent this Option had vested on or before the date of Participant’s termination of employment or service; and (ii) in the case of Participant’s termination of employment or service by Rio Vista and/or the General Partner without Cause or by Participant with Good Reason, in full, whether or not this Option had vested on the date of Participant’s termination of employment or service.

Except as otherwise provided in Section 4, this Option shall terminate on the applicable expiration date described in this Section 6, to the extent that it is unexercised.
7. DISABILITY
Except as expressly provided otherwise in this Agreement and at the discretion of the Committee or its delegate, following Participant’s termination of employment or service (including service as a Manager) due to Disability, Participant may exercise this Option, whether or not this Option had vested on or prior to Participant’s last day of employment or service, effective as of any Quarterly Exercise Date on or before the later of the Expiration Date and one (1) year from the date of determination of Participant’s Disability as described in this Section 7, to the extent not previously exercised; provided, however, that while the claim of Disability is pending, options that were unvested on Participant’s last day of employment or service may not be exercised, and options that were vested on Participant’s last day of employment or service may be exercised only as of the Quarterly Exercise Date set forth in Section 4 hereof. Except as otherwise provided in Section 4, this Option shall terminate on the later of the Expiration Date and one (1) year from the date of determination of Disability, to the extent that it is unexercised. For purposes of this Agreement, “Disability” means a physical condition arising from an illness or injury, which renders an individual incapable of performing work in his or her customary occupation. The determination as to an individual’s Disability shall be made by the Committee and shall be conclusive on all of the parties.
8. CHANGE IN CONTROL
Notwithstanding the provisions of Section 4, the unvested portion this Option shall fully vest upon a Change in Control Event (as defined below), subject to applicable limitations under Section 409A of the Code. Participant may exercise this Option during the twenty (20) day period beginning thirty (30) days before, and ending ten (10) days before, the expected completion of the transaction giving rise to such Change in Control Event, with such exercise contingent on, and to become effective immediately before, the Change in Control Event. Rio Vista or the General Partner shall use its reasonable efforts to notify Participant at least forty-five (45) days before the expected completion of any Change in Control Event.
A “Change in Control Event” shall mean any one or more of the following events:
(a) a merger or consolidation in which Rio Vista and/or the General Partner is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which Rio Vista and/or the General Partner is organized;
(b) the sale, transfer or other disposition of at least 75% of the total assets (including cash, cash equivalents and securities) of Rio Vista and/or the General Partner, other than a sale, transfer or disposition to an affiliate of Rio Vista and/or the General Partner;

(c) the complete liquidation or dissolution of Rio Vista and/or the General Partner;
(d) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which Rio Vista and/or the General Partner is the surviving entity but (A) the Common Units outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of Rio Vista’s and/or the General Partner’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, provided, however, that the Board of Managers shall determine whether multiple transactions are related, and its determination shall be final, binding and conclusive;
(e) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by Rio Vista and/or the General Partner or by a company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, Rio Vista and/or the General Partner) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of Rio Vista’s and/or the General Partner’s outstanding securities, or
(f) a change in the composition of the Board of Managers over a period of twelve (12) months or less such that a majority of the Managers (rounded up to the next whole number) ceases, by reason of one or more contested elections for Manager, to be comprised of individuals who are Continuing Managers. “Continuing Managers” shall mean Managers who either (i) have been Managers continuously for a period of at least twelve (12) months or (ii) have been Managers for less than twelve (12) months and were elected or nominated for election as Managers by at least a majority of the Managers described in clause (i) who were still in office at the time such election or nomination was approved by the Board of Managers.
9. INCOME TAX WITHHOLDING
Nonqualified options, including this Option, are taxable upon exercise. To the extent required by applicable federal, state or other law, Participant shall make arrangements satisfactory to Rio Vista for the satisfaction of any withholding tax obligations that arise by reason of an option exercise and, if applicable, any sale of the Common Units. Rio Vista shall not be required to issue Common Units or to recognize any purported transfer of Common Units until such obligations are satisfied. The Committee may permit these obligations to be satisfied by having Rio Vista withhold a portion of the Common Units that otherwise would be issued to Participant upon exercise of this Option, or to the extent permitted by the Committee, by tendering Common Units previously acquired.

10. TRANSFERABILITY OF OPTION
Unless otherwise provided by the Committee, each option shall be transferable only
(a) pursuant to Participant’s will or upon Participant’s death to Participant’s beneficiaries, or
(b) by gift to Participant’s Immediate Family (defined below), partnerships whose only partners are Participant or members of Participant’s Immediate Family, limited liability companies whose only members are Participant or members of Participant’s Immediate Family, or trusts established solely for the benefit of Participant or members of Participant’s Immediate Family.
For purposes of this Agreement, “Immediate Family” is defined as Participant’s spouse or domestic partner, children, grandchildren, parents, or siblings.
With respect to transfers by gift, options are transferable only to the extent the options are vested at the time of transfer. Any purported assignment, transfer or encumbrance that does not qualify under subsections (a) and (b) above shall be void and unenforceable against the Partnership.
Any option transferred by Participant pursuant to this section shall not be transferable by the recipient except by will or the laws of descent and distribution.
The transferability of options is subject to any applicable laws of Participant’s country of residence or employment.
11. DISPUTES
The Committee or its delegate shall finally and conclusively determine any disagreement concerning Participant’s option.
12. AMENDMENTS
The Plan and this Option may be amended or altered by the Committee or the Board of Managers to the extent provided in the Plan.
13. THE PLAN AND OTHER AGREEMENTS; OTHER MATTERS
(a) The provisions of the Plan are incorporated herein by reference. Certain capitalized terms used in this Agreement are defined in the Plan. This Agreement and the Plan constitute the entire understanding between Participant and the Partnership regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded. The grant of an option to a Manager, employee or consultant in any one year, or at any time, does not obligate Rio Vista to make a grant in any future year or in any given amount and should not create an expectation that Rio Vista might make a grant in any future year or in any given amount.

(b) Because this Agreement relates to terms and conditions under which Participant may purchase Common Units of Rio Vista, a Delaware limited partnership, an essential term of this Agreement is that it shall be governed by the laws of the State of Delaware, without regard to choice of law principles of Delaware or other jurisdictions
{Grant information and signatures on following page}

GRANT INFORMATION:

Participant Name:

Participant Address:

Number of Units:

Exercise Price Per Unit:	$

Grant Date:

Expiration Date:

IN WITNESS WHEREOF, the parties have executed this Nonqualified Unit Option Agreement as of the grant date written above.

Rio Vista Energy Partners L.P.

By:	Rio Vista GP LLC, General Partner

By:

Name:

Title:

Acknowledged and Agreed:
Participant

Name:

Rio Vista Energy Partners L.P.
Exhibit A
NOTICE OF EXERCISE
Rio Vista Energy Partners L.P.

Attention: Chief Financial Officer
1. Election to Exercise. Effective as of the Quarterly Exercise Date on ___, 20___, the undersigned (the “Participant”) hereby elects to exercise the Participant’s option to purchase ______ common units (the “Common Units”) of Rio Vista Energy Partners L.P. (the “Company”) under and pursuant to the Company’s 2005 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Nonqualified Unit Option Agreement (the “Option Agreement”) dated ___, 20___. Unless otherwise defined herein, the terms defined in the Option Agreement and the Plan shall have the same defined meanings in this Notice of Exercise (“Exercise Notice”).
2. Representations of the Participant. The Participant acknowledges that the Participant has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions. In addition, the undersigned Participant represents and warrants to the Company the following:
(a) Participant has received a copy of the Plan, the Option Agreement and this Exercise Notice, has read and understands the terms of the Plan, the Option Agreement, and this Exercise Notice, and agrees to be bound by their terms and conditions.
(b) Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Common Units. Participant is acquiring these Common Units for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
(c) Participant acknowledges and understands that the Common Units constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon among other things, the bona fide nature of Participant’s investment intent as expressed herein. Participant further understands that the Common Units must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Common Units. Participant understands that the certificate evidencing the Common Units will be imprinted with a legend which prohibits the transfer of the Common Units unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

(d) Participant is familiar with the provisions of Rule 144 promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions, including: (i) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a “market maker”, (ii) the availability of certain public information about the Company, (iii) the amount of Common Units being sold during any three month period not exceeding the limitations specified in Rule 144(e); (iv) the timely filing of a Form 144; and (v) satisfaction of a one-year holding period.
(e) Participant further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required.
(f) Participant is a resident of the state of                                         .
3. Rights as Unitholder. Until the unit certificate evidencing such Common Units is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive distributions or any other rights as a unitholder shall exist with respect to the Common Units, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such unit certificate promptly after the Quarterly Exercise Date on which the Option is exercised. No adjustment will be made for a distribution or other right for which the record date is prior to the date the unit certificate is issued.
4. Delivery of Payment. The Participant herewith delivers to the Company the full Exercise Price for the Common Units in accordance with Section 4 of the Option Agreement, as follows (check all that apply):

☐	(a)	check payable to the Company in the amount of $ ;

☐	(b)	irrevocable direction to a broker to deliver to the Company the amount of $ of the proceeds from the sale of the Common Units issuable under the Option;

☐	(c)	cancellation of a portion of this Option corresponding to Common Units, with the value of the canceled portion deemed to be equal to such number of Common Units multiplied by an amount equal to the positive difference between the market value per unit on the applicable Quarterly Exercise Date and the exercise price per unit; and/or

☐	(d)	delivery of any other lawful consideration approved in advance by the Company in accordance with the Plan and the Option Agreement.
5. Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences as a result of the Participant’s purchase or disposition of the Common Units. The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the purchase or disposition of the Common Units and that the Participant is not relying on the Company for any tax advice.

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6. Taxes. The Participant agrees to satisfy all applicable federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.
7. Restrictive Legends. The Participant understands and agrees that the Company may cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Common Units together with any other legends that may be required by the Company or by state or federal securities laws:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.
This Notice of Exercise is duly executed by the parties set forth below:

Submitted by:	Accepted by:

PARTICIPANT:	RIO VISTA ENERGY PARTNERS L.P.

	By:	Rio Vista GP LLC

By:

Name:	Name:

Title:

Address:

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